UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2006

Lone Star Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12881	75-2085454
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15660 North Dallas Parkway
Suite 500
Dallas, Texas 75248

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:  (972) 770-6401

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On January 24, 2006, Lone Star Technologies, Inc. (“Lone Star”) furnished a report on Form 8-K (the “Original 8-K”) regarding a press release announcing its financial results with respect to the quarter and year ended December 31, 2005. Among other things, the Consolidated Statements of Income contained in Exhibit 99.1 to the Original 8-K provided information regarding Lone Star’s operating cash flows for fiscal 2004. Subsequent to the furnishing of the Original 8-K, Lone Star restated its operating cash flows for fiscal 2004 to reclassify as cash used in investing activities $32.2 million previously classified as cash used in operating activities (the “Reclassification”). By this amendment to the Original 8-K, Lone Star is amending and restating the Consolidated Statements of Income contained in Exhibit 99.1 to the Original 8-K, as set forth in Exhibit 99.1 to this Report, in order to reflect the Reclassification and to reflect certain other changes to amounts within the Reconciliation of EBITDA to Cash Flows from Operations (the “Reconciliation”) in order to conform the presentation of the Reconciliation with that contained in Lone Star’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005. Except as set forth in Exhibit 99.1 to this Report with respect to the Consolidated Statements of Income, no other information in the Original 8-K, including Exhibit 99.1 thereto, is amended hereby.

Item 9.01. Financial Statements and Exhibits

(a)           Financial Statements of Business Acquired.

Not applicable.

(b)           Pro Forma Financial Information.

Not applicable.

(c)           Exhibits.

Exhibit Number	Exhibit Title
99.1	Consolidated Statements of Income of Lone Star

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE STAR TECHNOLOGIES, INC.

By:	/s/ Robert F. Spears
Robert F. Spears,
Vice President, General Counsel
and Secretary

Date:       March 6, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Consolidated Statements of Income of Lone Star